EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

        THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 23rd day of April, 2003, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”).

Background:

        The Borrower and the Bank have entered into a Credit Agreement dated as of July 1, 1999 (as amended on March 24, 2000, February 9, 2001, December 31, 2001, and November 21, 2002, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

        NOW, THEREFORE, the Borrower and the Bank agree as follows:

        SECTION 1.   Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

        SECTION 2.  Acknowledgement and Consent.

         (a)    The Borrower has requested that the Bank consent to, and subject to the conditions stated in this Section 2 and in the Credit Agreement (as amended by this Amendment), the Bank does hereby consent to, the Borrower's participation in the "2003 Trust Preferred Transaction" (as defined in the Credit Agreement as amended by this Amendment).

         (b)    The Bank expressly reserves all of its rights and remedies with respect to any present or future Default arising under the Credit Agreement.

        SECTION 3.  Amendments.   The Credit Agreement is amended as set forth in this Section 3.

         3.1.  Amendment to Section 1.01.   The definitions of "Debentures," "Indenture," "Statutory Trust" and "Trust Preferred Transaction" are hereby deleted from Section 1.01 of the Credit Agreement. The definition of "Subordinated Debt" is amended and restated in its entirety and the definitions of "2002 Debentures," "2003 Debentures," "2002 Indenture," "2003 Indenture," "2002 Trust Preferred Transaction," "2003 Trust Preferred Transaction," "Statutory Trust I" and "Statutory Trust II" are hereby added in their appropriate alphabetical order to Section 1.01 of the Credit Agreement to read in their entirety as follows:

               "2002 Debentures" has the meaning given to the term "Debentures" in the 2002 Indenture.

               "2003 Debentures" has the meaning given to the term "Debentures" in the 2003 Indenture.

               “2002 Indenture” means that certain indenture to be delivered in connection with the Trust Preferred Transaction to be dated on or about December 4, 2002 by and between the Borrower and State Street Bank and Trust Company of Connecticut, National Association, as Trustee.

               “2003 Indenture” means that certain indenture to be delivered in connection with the Trust Preferred Transaction to be dated on or about May 8, 2003 by and between the Borrower and U.S. Bank National Association, as Trustee.

               “2002 Trust Preferred Transaction” means a transaction in which: (a) the Borrower establishes the Statutory Trust I and acquires all of the Statutory Trust I’s common securities; (b) the Statutory Trust I acquires up to $18,042,000 of the Borrower’s subordinated debentures with proceeds received from the issuance of its own trust preferred securities; and (c) the Borrower provides a limited-recourse guaranty to pay the Statutory Trust I’s obligations on the trust preferred securities, but only to the extent the Statutory Trust I has funds available for the payment of such obligations.

               “2003 Trust Preferred Transaction” means a transaction in which: (a) the Borrower establishes the Statutory Trust II and acquires all of the Statutory Trust II’s common securities; (b) the Statutory Trust II acquires up to $24,000,000 of the Borrower’s subordinated debentures with proceeds received from the issuance of its own trust preferred securities; and (c) the Borrower provides a limited-recourse guaranty to pay the Statutory Trust II’s obligations on the trust preferred securities, but only to the extent the Statutory Trust II has funds available for the payment of such obligations.

               “Debentures” means the 2002 Debentures and the 2003 Debentures, collectively.

               “Statutory Trust I” means ATLANTIC AMERICAN STATUTORY TRUST I, a Connecticut statutory trust.

               “Statutory Trust II” means ATLANTIC AMERICAN STATUTORY TRUST II, a Connecticut statutory trust.

               “Subordinated Debt” means Debt of the Borrower and its Subsidiaries incurred in connection with the 2002 Trust Preferred Transaction and the 2003 Trust Preferred Transaction.

         3.2.  Amendment to Section 2.04.  Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 2.04.  Mandatory Repayment of Loans.

         (a)   The Borrower agrees to repay the principal of the Term Loan in the amount equal to $12,000,000 within three Business Days of its receipt of proceeds from the issuance of the 2002 Debentures.

         (b)   The Borrower agrees to repay the principal of the Term Loan in an amount equal to at least $17,000,000 within three Business Days of its receipt of proceeds from the issuance of the 2003 Debentures.

         (c)   Unless due sooner pursuant to the provisions of Article VI, the Borrower agrees to repay the remaining principal of the Term Loan on the Termination Date in an amount equal to the unpaid principal balance of, and accrued but unpaid interest on, the Loans.

         3.3.   Amendment to Section 5.03.   Effective as of March 1, 2003, Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 5.03.   Ratio of Funded Debt to Consolidated Total Capitalization.   The ratio of Funded Debt to Consolidated Total Capitalization will not at any time exceed (i) for the period from and including the Effective Date to and including June 30, 2001, 50% and (ii) for any period on or after July 1, 2001, 45%.

         3.4.   Amendment to Section 5.08.   Section 5.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 5.08.   Loans or Advances.   Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) advances made to insurance agents of the Borrower’s Subsidiaries, with respect to such agent’s commissions, made in the ordinary course of business and consistently with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; (iii) loans and advances made by the Statutory Trust I to the Borrower in connection with the 2002 Trust Preferred Transaction and Investments made by the Borrower in the Statutory Trust I to the extent allowed in Section 5.09; and (iv) loans and advances made by the Statutory Trust II to the Borrower in connection with the 2003 Trust Preferred Transaction and Investments made by the Borrower in the Statutory Trust II to the extent allowed in Section 5.09; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii) or (iv) of this Section, no Default shall have occurred and be continuing.

         3.5.   Amendment to Section 5.09.   Section 5.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 5.09.   Investments.   Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.08 and except Investments (i) in  direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) in commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor’s Corporation and AA or the equivalent thereof by Moody’s Investors Service, Inc., (v) contemplated by Section 5.14(b), (vi) with respect to the 2002 Trust Preferred Transaction, Investments by the Borrower in the Statutory Trust I, Investments by the Statutory Trust I in the Borrower, the Borrower’s guaranty of the Statutory Trust I’s obligations, and other Investments made by the Borrower and the Statutory Trust I, (vii) with respect to the 2003 Trust Preferred Transaction, Investments by the Borrower in the Statutory Trust II, Investments by the Statutory Trust II in the Borrower, the Borrower’s guaranty of the Statutory Trust II’s obligations, and other Investments made by the Borrower and the Statutory Trust II, (viii) constituting Permitted Acquisitions in an aggregate amount not exceeding $3,000,000; provided, however, that this Section 5.09 shall not prohibit Investments made in the ordinary course of business involving the investment portfolio of any Insurance Subsidiary.

         3.6.   Amendment to Section 5.11.  Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 5.11.    Maintenance of Existence The Borrower shall, and shall cause each Subsidiary to (a) maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; and (b) preserve, renew and keep in full force and effect their respective rights, privileges, licenses (including, without limitation, insurance licenses) and franchises necessary or desirable in the normal conduct of business; provided that the Borrower may dissolve or cause the dissolution of the Statutory Trust I after the redemption of all of the Statutory Trust I’s Capital Stock and the Borrower may dissolve or cause the dissolution of the Statutory Trust II after the redemption of all of the Statutory Trust II’s Capital Stock.

         3.7.   Amendment to Section 5.27.   Section 5.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 5.27.   Limitation on Debt.   The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist at any time any Debt (other than Debt arising under this Agreement) without the prior written consent of the Bank, except:

         (a)   Debt in existence on the Closing Date and more particularly described on Schedule 5.27 attached hereto, together with any extension or renewal of such Debt, if the payment terms and interest applicable to such Debt as extended or renewed are at least as favorable to the Borrower or such Subsidiary, as the case may be, as the payment terms and interest rate applicable to such Debt on the date of extension or renewal thereof;

         (b)   Trade indebtedness incurred in the ordinary course of business;

         (c)    The Borrower may enter into a transaction or series of transactions pursuant to which the Borrower sells and leases back computer equipment provided that the total aggregate Debt incurred by the Borrower in such transaction or transactions shall not exceed $2,000,000; and

         (d)    The Borrower and the Statutory Trust I may incur Debt in connection with the 2002 Trust Preferred Transaction;

         (e)    The Borrower and the Statutory Trust II may incur Debt in connection with the 2003 Trust Preferred Transaction; and

         (f)    Debt not otherwise permitted by the foregoing clauses of this Section in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

         3.8.   Amendment to Section 5.31.   Section 5.31 is hereby amended and restated to read in its entirety as follows:

         SECTION 5.31.   Senior Indebtedness under Indenture.   The Borrower hereby covenants that the obligations of the Borrower to the Bank under this Credit Agreement shall at all times constitute “Senior Indebtedness” as that term is defined in each of the 2002 Indenture and the 2003 Indenture.

         3.9.   Amendment to Schedule 4.08B.   Schedule 4.08B of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SCHEDULE 4.08B
EXISTING SUBSIDIARIES WHICH
ARE NOT INSURANCE SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Self-Insurance Administrators	Georgia
Atlantic American Statutory Trust I	Connecticut
Atlantic American Statutory Trust II	Connecticut

         SECTION 4.   Notification of Covenant Restriction.   Pursuant to the requirements of Section 5.22 of the Credit Agreement, the Borrower hereby provides notice to the Bank that Section 3.8 of the 2003 Indenture contains a restrictive covenant with terms that are more favorable to the Trustee under the 2003 Indenture than similar terms of a restrictive covenant for the benefit of the Bank contained in Section 5.04 of the Credit Agreement.

         SECTION 5.   No Other Amendment.   Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

         SECTION 6.   Representations and Warranties.   The Borrower hereby represents and warrants in favor of the Bank as follows:

         (a)   The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof (except to the extent they are made specifically with reference to some other date, in which case they are true and correct as of such other date);

         (b)   After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (c)   The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (d)   This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; and

         (e)   The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 7.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 8.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

         SECTION 9.   Attorney’s Fees and Expenses.   The Borrower hereby agrees that all attorney’s fees and expenses incurred by the Bank in connection with its review of the 2003 Trust Preferred Transaction and the preparation, negotiation and execution of this Amendment shall be payable by the Borrower.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

ATTEST:	ATLANTIC AMERICAN CORPORATION

/s/ Janie L. Ryan	By: /s/ John G. Sample, Jr. (SEAL)
Its: Secretary [CORPORATE SEAL]	Its: Senior Vice President and Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ M. Eugene Wood, III
Title: Director